Exhibit (h)(ix)

BLUE SKY SERVICES AGREEMENT

THIS BLUE SKY SERVICES AGREEMENT (this “Agreement”) made this 1st day of August, 2011, between The Arbitrage Funds, a Delaware business trust (the “Fund”) having its principal office at 41 Madison Avenue, Floor 42, New York, NY 10010, and ALPS Fund Services, Inc., a Colorado corporation having its principal office at 1290 Broadway, Suite 1100, Denver, CO 80203 (“ALPS” or the “Blue Sky Agent”).

RECITALS

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, presently consisting of the portfolios and classes of shares as listed in Appendix A attached hereto, as amended from time to time; each of such investment portfolios and any additional investment portfolios that may be established by the Fund is referred to herein individually as a “Portfolio” and collectively as the “Portfolios”; and

WHEREAS, The Fund and ALPS have also entered into an Administration, Bookkeeping and Pricing Agreement dated July 26, 2011 (the “Administration Agreement”) whereby ALPS will provide certain administration, bookkeeping and pricing services; and

WHEREAS, the Blue Sky Agent provides certain blue sky services to investment companies; and

WHEREAS, the Fund desires to employ the services of the Blue Sky Agent to monitor and maintain the registration of Portfolio shares in each state as requested by the Fund or an agent of the Fund, and the Blue Sky Agent agrees to so act, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Blue Sky Services Coordinator — The Fund hereby appoints the Blue Sky Agent as the Blue Sky Services Coordinator for the Fund. As the Blue Sky Services Coordinator, the Blue Sky Agent shall provide the services listed in Appendix B, attached hereto and incorporated herein by reference. Additionally, the Fund hereby appoints the Blue Sky Agent as the Fund’s

Blue Sky Services Coordinator to sign, on behalf of the Fund, the proper documents for state registrations.

The Blue Sky Agent may perform its obligations under this Agreement through agents and subcontractors; provided, that the Blue Sky Agent shall remain liable for the performance of those obligations and for the actions and omissions of its agents and subcontractors.

2. Fees and Expenses – The Fund agrees to pay the Blue Sky Agent the fees and expenses set forth on Appendix C attached hereto.

3. Documentation — The Fund agrees to furnish the Blue Sky Agent with all documentation necessary to fulfill its obligations under this Agreement, which include but shall not be limited to the applicable completed Forms set forth under Appendix B, and the fees required by each state.

4. Indemnification — The Fund agrees to indemnify and hold harmless the Blue Sky Agent and each of its directors, officers, employees and each person, if any, who controls the Blue Sky Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of (i) the sale of a Portfolio’s shares in a state where the Fund is not registered or (ii) the sale of a Portfolio’s shares in a state if such sale would exceed the amount of sales allowed by the Fund’s registration in that particular state unless, in either case, the failure of the Fund to be registered in a state is due to a breach by the Blue Sky Agent of its obligations under this Agreement or its negligence or willful misconduct in the performance of those obligations.

The Blue Sky Agent agrees to indemnify and hold harmless the Fund and its directors, officers, employees and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of a breach by the Blue Sky Agent of its obligations under this Agreement or its negligence or willful misconduct in the performance of those obligations.

5. Term — The term of this Agreement shall be two years (“Initial Term”) from the date first stated above unless terminated earlier for cause by either the Fund or the Blue Sky Agent. After the Initial Term, this Agreement will renew automatically from year to year (each such renewal year and the Initial Term, each a “Term”). After the Initial Term, this Agreement may be terminated by either party upon at least sixty (60) days’ written notice to the other party. No later than ninety (90) days before the expiration of each Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Term. Upon Termination of the Administration Agreement, this Agreement will terminate effective immediately.

Termination for “cause” shall mean:

(a) Willful misfeasance, bad faith, negligence, abandonment, or reckless disregard on the part of the Blue Sky Agent with respect to its obligations and duties hereunder;

(b) Regulatory, administrative, or judicial proceedings against the Blue Sky Agent which result in a determination that it has violated any rule, regulation, order, or law and which in the reasonable judgment of the Fund, substantially impairs the performance of Blue Sky Agent’s obligations and duties hereunder;

(c) Financial difficulties on the part of the Blue Sky Agent which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under title 11 of the United States Internal Revenue Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

(d) the sale of substantially all of the assets of ALPS to an unaffiliated entity;

(e) Any other circumstance which in the reasonable judgment of the Fund, substantially impairs the performance of the Blue Sky Agent’s obligations and duties hereunder.

5. Notice — Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) fax or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

a.	if to the Fund at:

41 Madison Avenue, Floor 42

New York, New York 10010

Fax:

Attn:

b.	if to the Blue Sky Agent at:

1290 Broadway, Suite 1100

Denver, Colorado, 80203

Fax: 303.623.7850

Attn: General Counsel

6. Confidential Information — The Blue Sky Agent agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Fund and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Fund and not to use, sell, transfer or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Fund, which approval shall not be unreasonably withheld. Approval may not be withheld where the Blue Sky Agent may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Fund. When requested to divulge such information by duly constituted authorities, the Blue Sky Agent shall use reasonable commercial efforts to request confidential treatment of such information. The Blue Sky Agent shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to the Fund and its current and former shareholders.

8. Miscellaneous — Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged, or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge, or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this instrument has been executed as of the date and year first above written.

THE ARBITRAGE FUNDS			ALPS FUND SERVICES, INC.

By:	/s/ John S. Orrico	By:	/s/ Jeremy O. May
Name:	John S. Orrico		Name: Jeremy O. May
Title:	President		Title: President

APPENDIX A

The Arbitrage Fund

The Arbitrage Event-Driven Fund

APPENDIX B

Blue Sky Services

1. The Blue Sky Agent shall instruct ClearSky Service (“ClearSky”), an affiliate of the Bank of New York Mellon Asset Servicing to establish the mutual fund client (the “Client”) on the BlueOnline® database, which serves to facilitate all future forms, records, and applicable data for the registration of the Client’s funds with the individual states as dictated by the Client.

2. Upon receipt from the Client of an Organizational Filing Cover Sheet or other written document listing the states in which to register Portfolio shares, a copy of which is attached hereto as Exhibit A, ClearSky shall create the Uniform Investment Company Notice Filing and Form U2, and any other applicable documents, for each state. The Blue Sky Agent shall submit a check request form to the Client or an agent of the Client for the initial registration fees for each state. After receiving the payment (checks or wire) from the Client, ClearSky shall submit all required documentation and fees to each state to obtain the proper permits.

3. ClearSky shall maintain the permits in the BlueOnline® database as well as hard copies in their internal files.

4. ClearSky shall download daily purchase information from the Client’s transfer agent.

5. ClearSky shall perform a daily review of an exception report, which includes, but is not limited to, any permits that may be approaching expiration, any permits that may be reaching or have exceeded their limit of allowable sales, and any states in which an unregistered sale has occurred. ClearSky shall provide the Blue Sky Agent with any findings from the exception report that would necessitate an action including any applicable fees by the Client to maintain compliance with each state’s securities law, which, in turn, the Blue Sky Agent shall communicate in writing to the Client. Thereafter, the Client shall instruct the Blue Sky Agent in writing on how to proceed.

6. Monthly, the Blue Sky Agent shall notify the Client of renewals and sales reports due with applicable fees as required by each state.

7. As applicable, the Blue Sky Agent shall notify the Client of any renewals due that have not had any sales in at least the last 18-months that will help facilitate the Client in evaluating its current state registrations and to determine whether or not to maintain such registrations.

8. ClearSky shall monitor changes in state registration laws and procedures. However, Blue Sky Agent shall not be responsible for determining the states in which to register the Client’s shares, or determining whether an exemption from registration exists. Furthermore, the Blue Sky Agent shall not be responsible for providing any legal advice, regarding state registration laws, to the Client. Subject to approval of the Client’s legal counsel, the Blue Sky Agent will instruct ClearSky to update all filing requirements for all law and procedural changes regarding state registration laws.

9. ClearSky shall communicate directly with regulatory authorities in states and territories as needed. Further, upon instruction from Client, the Blue Sky Agent shall instruct ClearSky to update any name change filings, fiscal year end changes, terminations or reorganizations as they pertain to Client. ClearSky shall file on behalf of the Client any miscellaneous notice filings, determination for money market status in Texas, New York Further State Notice and file additional documentation as needed.

10. ClearSky shall perform a SAS-70 each year of its blue sky services, which the Blue Sky Agent upon reasonable request of Client can obtain.

EXHIBIT A

ORGANIZATIONAL FILING

COVER SHEET

Please complete all applicable information

Date:

Client:

Registrant:

Portfolio:

Class:

If this form is being completed due to a new trust, please indicate whether the new trust is Open-End          or Closed-End         .

If the new trust is Closed-End, please indicate whether it anticipates being listed on an exchange: YES          or NO         . If YES, please indicate exchange: NYSE         , AMEX          , other         .

***If a Closed-End fund that initially is not exchange listed and later becomes listed, please inform ClearSky of the new listing.***

Please indicate SEC filing: 485(a):         485(b):         497:         N-14:         N-2:

         New Registrant (Corporation / Trust) ***

         New Portfolio

         New Class

         Name Change

         Termination, Liquidation or Merger of Funds (If term date is different from last date fund is open to investors, please indicate both dates)

         Prospectus Reconfiguration

         Other, please explain

Original SEC Filing Date:                  Anticipated SEC Effective Date:

Anticipated Operational Date:                  *

*	If operational date is after effective date, please indicate date you prefer filings to be mailed:

Central Index Key (CIK)                                          CUSIP

Accounting / General Ledger Reference:

Transfer Agent Fund Code(s):

State(s) Requested:

District of Columbia (DC): YES / NO    Puerto Rico (PR): YES / NO    Guam (GU): YES / NO

Registration Amount:                                                               (minimum or maximum)

Specific amounts can be requested for initial investments in the following states (minimum is $100,000):

TX:                  WA:                  MN:

NE:                          ClearSky recommends $500,000 for NE minimum, unless you indicate otherwise.

Fiscal Year End (FYE):

Is this the same FYE as the Trust?                     YES / NO

If Fund is going effective close to FYE, should we hold the FYE states until after the Fiscal Year End to save on renewal fees?                 YES / NO

Also, please consider states with specific expiration dates (NH: 4/30, MN: 6/30, CT: 12/31)

PROSPECTUS CONFIGURATION: If this filing pertains to an initial filing, will new trust/fund/class be in its own prospectus or be added to existing prospectus.

                 New prospectus

                 Existing prospectus titled:

State Specific Questions (circle one of two choices):

Alaska: Register for one year at $600 or for two years at $1,100?	One Year Two Years

Nebraska: Please note that all classes in a prospectus must be registered unless a sentence appears stating that not all Funds are available for sale in NE.

Register ALL    Register NONE

New Hampshire: Please note that if one class of a prospectus is registered, all classes in a prospectus must be registered.

Register ALL    Register NONE

Oklahoma: Please note that if one class of a prospectus is registered, all classes in a prospectus must be registered.

Register ALL    Register NONE

Texas: If the Fund is a money market, does it qualify for Money Market Status? (If so, Money Market Status will be requested.)

YES    NO

*** For use if filing a new Corp/Trust:

Broker Dealer:

State of Incorporation of the Broker Dealer:

Broker Dealer CRD#:

Is Broker Dealer registered in all states including Puerto Rico?	YES NO

If NO, please list states where registered (to include Puerto Rico if applicable):

Name:

Signature:

APPENDIX C

Fees and Expenses

There is no base fee for the Blue Sky Agent providing blue sky services to the Fund as such fees are captured between ALPS and the Fund as part of the Administration Agreement.

The Fund shall pay the Blue Sky Agent:

(1) Pass Through Fees:

ClearSky’s then applicable per permit fee for registering the Fund’s shares in each state requested by the Fund or an agent of the Fund. The number of permits will depend on the number of states in which the Fund is registered as well as the specific requirements of each individual state; and

All filing fees required by each state or other U.S. territories.

(2) Out-of-pocket expenses:

All applicable out-of-pocket expenses incurred by the Blue Sky Agent, including but not limited to any postage fees as necessary for state registration.